Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ALDABRA 2 ACQUISITION CORP.
A Delaware Corporation
Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware

        Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being the Chief Executive Officer and Secretary of Aldabra 2 Acquisition Corp., a Delaware corporation (the “Corporation”) does hereby certify the following as of February 21, 2008:

        FIRST: The name of the Corporation is Aldabra 2 Acquisition Corp.

        SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 1, 2007, and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 19, 2007.

        THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to effect a change in the first sentence of Article Four thereof, relating to the total number of shares of stock the Corporation has authority to issue, accordingly the first sentence of Article Four of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 251,000,000 of which 250,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value $.0001 per share.

        FIFTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation and by written consent of the stockholders of the Corporation.

[Signature page follows]

        IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate as of the date first set forth above.

                                                    ALDABRA 2 ACQUISITION CORP.

                                                    By: /s/ Jason G. Weiss
                                                    Name: Jason G. Weiss
                                                    Title:   Chief Executive Officer and Secretary